Exhibit 10.10

Labor Contract

Department:
Name:
Date:

Labor Contract

Party A: Shanghai YanGuFang E-Commerce Co., Ltd.	Party B:______________________________
Office Location: 3rd Floor, Building 3,
Hongqiao Tiandi, No. 33 Suhong Road	Residence address:______________________
Legal representative: He Junguo	Residential Address:_____________________
Contact number: 021-52966658	ID number:____________________________

(enterprise): Shanghai YanGuFang E-Commerce Co., Ltd. (hereinafter referred to as Party A), employed Party B Workers under the labor contract system of Party A. In accordance with the “Shanghai Labor Contract Regulations” (hereinafter referred to as the Regulations) and relevant Chinese laws and regulations, both parties sign this contract on the basis of voluntary, equal and negotiation.

Article 1: Contract period, trial period

1.	This contract ☑has a fixed term ☐has no fixed term. The contract term starts from______ year month____ day to____ year____ month____ day.

2.	The trial period starts from ____/____ year____ /____ month____ /____ day to___ /___ year ____/____ month___ /__ day.

Article 2: Job Posts, Job Responsibilities

1. Party B is in Department work, place of work Shanghai, The work content refers to the company’s job description. Party B must complete the work on time, according to quality and quantity according to the job responsibilities determined by Party A.

2. Party A may change Party B’s job position and salary due to the needs of production and operation or because of Party B’s work performance and ability. If the changed position and salary are inconsistent with the contract, the actual change shall prevail. Party A shall implement a regular assessment system for Party B’s work performance and ability, as the basis for Party B’s salary adjustment for job changes.

Article 3: Working conditions and labor protection

1.	Party B’s post implementation A

A.	standard working hours

B.	Comprehensive working hour system

C.	irregular working hours

2. When Party A really needs Party B to work overtime due to production and operation conditions, it shall seek the opinions of the trade union, and shall compensate Party B according to relevant regulations of Party A, or give compensatory time off accordingly.

3. Party A shall provide Party B with a safe and hygienic working environment in accordance with the regulations of the Chinese government, and ensure that Party B works in an environment where personal safety and human body are not harmed.

4. Party A shall provide Party B with necessary labor protection articles and health food according to the actual situation of Party B’s post and in accordance with the regulations of the state and Party A.

Article 4: Labor Remuneration

1. According to the current monthly salary system of Party A, the monthly salary of Party B during the probation period is: ___/__ Yuan /month; the monthly salary after regularization is:_____ Yuan /month ;

2. Party B’s bonus, welfare and allowance shall be paid by Party A according to relevant regulations of Party A, and Party A reserves the final interpretation right .

3. Party A implements a new work system. When adjusting the salary level, or when Party B’s job position or position changes, Party A can adjust Party B’s salary after both parties have communicated and negotiated.

4. Party A’s pay date is the 15th of the following month.

Article 5: Labor Insurance and Welfare Treatment

1. Party A shall comply with the necessary procedures for endowment insurance, unemployment insurance, medical insurance and provident fund for Party B with the designated institution on schedule in accordance with government regulations.

2. Expenses incurred by Party B due to illness or non-work-related injury shall be handled in accordance with the relevant medical insurance measures.

3. Party B is entitled to the statutory holidays stipulated by the Chinese government, as well as paid holidays such as marriage leave, bereavement leave, and family planning leave.

Article 6: Labor Discipline, Rewards and Punishments

1.	Party A shall formulate various rules and regulations in accordance with the law, and Party B shall strictly abide by them during the contract period.

2.	Party A shall reward Party B who exemplifies compliance with the rules and regulations in accordance with the Rules and Regulations; and punish Party B who violate the rules and regulations in accordance with the Rules and Regulations.

3.	During the contract period, Party B shall not improperly use or disclose Party A’s information, materials, plans, ideas and other business secrets to others. Party A has the right to pursue legal responsibility for the violator and make compensation for the losses caused. Party B’s obligation to keep business secrets confidential shall be determined by a separate agreement signed by both parties.

4.	Party A will separately sign a competition restriction agreement with the key technical personnel and management personnel who master the important business secrets of the enterprise or have an important impact on the competitive advantage of the enterprise.

Article 7. Modification, cancellation and Termination of Labor Contracts

1. If the laws, administrative regulations and rules on which this contract is based have changed, the relevant content of this contract should be changed and a change agreement should be signed.

2. If the objective situation on which this contract is concluded has undergone major changes, resulting in the inability to perform this contract, the relevant content of this contract may be changed after consultation and agreement between Party A and Party B. At the same time, sign the change agreement for record.

3. This contract can be terminated by mutual agreement of both parties.

4. Party A may terminate this contract if Party B has one of the following circumstances:

(1) During the probationary period, it is proved that they do not meet the employment conditions;

(2) Serious violation of labor discipline or Party A’s rules and regulations;

(3) Serious dereliction of duty, malpractice for personal gain, and serious damage to Party A’s interests;

(4) The laborer establishes labor relations with other employers at the same time, which has a serious impact on the completion of the work tasks of the employer, or refuses to make corrections upon the employer’s proposal.

(5) The circumstances stipulated in the first paragraph of Article 26 of the “Labor Contract Law” make the labor contract invalid.

(6) Those who have been investigated for criminal responsibility or reeducation through labor according to law.

5. In any of the following circumstances, Party A may terminate this contract, but shall notify Party B in writing 30 days in advance:

(1) Party B is ill or injured not due to work, and after the prescribed medical treatment period expires, he cannot engage in the original work or the work arranged by Party A;

(2) Party B is incompetent for the job, and still incompetent for the job after training or job adjustment;

(3) Party B participates in Party A’s performance appraisal (KPI appraisal) for two consecutive times or a total of 4 times a year, and fails to meet the standard according to the performance appraisal system, but still fails to meet the standard after training or communication or adjustment of work positions.

(4) The two parties cannot reach an agreement on the modification of the contract in accordance with the provisions of Article 7, paragraph 2 of this contract.

6. During the period of legal rectification on the verge of bankruptcy or serious difficulties in production and operation, Party A may terminate this contract after explaining the situation to the trade union or all employees, listening to the opinions of the trade union or the employees, and reporting to the labor administrative department.

7. If Party B has one of the following circumstances, Party A shall not terminate or rescind this contract according to Articles 7.5 and 7.6 of this contract:

(1) Sickness or non-work-related injury within the prescribed medical period;

(2) Female employees are during pregnancy, childbirth and lactation;

8. When Party B terminates the labor contract during the probationary period, it shall notify Party A in writing 3 days in advance, and shall notify Party A in writing 30 days in advance during the existence of the labor contract after the probationary period. (except for the agreed service period) At the same time, the resignation handover procedures must be completed. The work has not been handed over clearly or the matter caused by the work negligence of Party B occurs within three months of the resignation of Party B. Party A has the right to recourse and the right to request Party B to assist.

9. In any of the following circumstances, Party B may notify Party A to terminate the contract at any time:

(1) The employing unit illegally commanded and forced the risky operation to endanger the personal safety of the workers.

(2) Party A forces labor by means of violence, threats, imprisonment or illegal restriction of personal freedom;

Article 8: Liability for Breach of Contract

1. For Party B’s training provided by Party A during the contract period, the training cost per capita is more than 1,000 yuan, and the agreed service period can be agreed.

2. If Party B needs to agree on a service period for training (including domestic and foreign internships, advanced studies) or other special treatment provided by Party A during the contract period, both parties shall sign a service period agreement. If the service period agreement is inconsistent with the labor contract period, the longer period shall prevail.

3. Party B shall be liable for breach of contract if Party B violates the trade secret confidentiality agreement, non-compete agreement or service period agreement.

4. If either Party A and Party B breach the contract and cause economic losses to the other party, they must bear the economic responsibility. The specific amount of compensation shall be determined by the non-defaulting party and the trade union of the enterprise according to the size of the defaulter’s responsibility and the degree of economic loss caused to the other party.

5. Party B is a foreign employee. If during the contract period, the “Shanghai Residence Permit” funded by Party A, resigns due to personal reasons or resigns voluntarily, it must be returned to Party A and compensated for the handling fee of Party A.

Article 9: Handling of Labor Disputes

1.	In the event of labor disputes arising from Party A and Party B’s performance of this contract, dismissal, dismissal, or dismissal of Party B, the labor dispute procedures shall apply.

2.	The labor dispute settlement procedure is that it can be resolved through negotiation between Party A and Party B. The labor union of the enterprise may also be requested to mediate, or one or both parties to the dispute may apply to the labor dispute arbitration committee for arbitration. The party dissatisfied with the arbitral award may, within 15 days from the date of receipt of the arbitral award, file a lawsuit with the people’s court where Party A is located.

Article 10: Additional Terms

1. If the employee resigns without going through the resignation procedures according to the company’s regulations, the salary will be suspended, and the salary will be paid after the employee has completed the resignation procedures according to the company’s regulations.

Article 11: Others

1. This contract is in duplicate, each party A and B will hold one copy, which will come into effect after both parties sign, and the two contracts have the same legal effect. Other supplementary agreements or agreements, as an effective part of the contract, have the same effect.

2. Other agreements formed by both parties during the performance of the contract are an effective part of this labor contract. It has the same effect as this labor contract.

3. The terms of this contract are consistent with Chinese law. In the event of any conflict between regulations and policies, Chinese laws, regulations and policies shall prevail.

4. Amendments to the terms of this contract must be agreed upon by both parties.

Party A:	Party B:

Date:	Date:

I have carefully read the above personnel rules and regulations, and I am willing to strictly abide by the relevant provisions of the personnel rules and regulations.

The following shall be signed and confirmed by Party B upon receipt of the legally effective labor contract:

I have received a labor contract

Signature (date):

Non-competition Agreement

Department:
Name:
Date:

Non-competition Agreement

Party A: Shanghai YanGuFang E-commerce Co., Ltd.

Party B: ________________identification number:_______________________

In view of the existence of labor contract relationship between Party A and Party B, and Party B holds a key position in Party A, fully contact and understand Party A’s business secrets and business operations. Party B understands and recognizes that compliance with Party A’s non-compete intentions against Party B is a necessary prerequisite for Party B to obtain corresponding labor remuneration from Party A. In order to safeguard the legitimate rights and interests of both parties, both parties shall sign this agreement in the spirit of equality, voluntariness, honesty and credit, and both parties shall abide by it.

1. Party B undertakes that during the performance of the labor contract with Party A, without the written consent of Party A, Party B shall not hold any position in other enterprises, institutions and social groups that produce and operate similar products or provide similar services with Party A, Do not operate or assist others to operate any business that may encroach on Party A’s business opportunities. Otherwise, Party A has the right to unilaterally terminate the labor contract of both parties without giving any compensation. At the same time, Party A has the right to require Party B to pay Party A all the benefits obtained by violating the provisions of this Agreement, and shall be liable for breach of contract in accordance with Article 5 of this Agreement.

2. Party B promises to perform the labor contract of both parties in good faith, not to use the relevant information obtained from Party A to infringe on Party A’s commercial interests, or to set up obstacles for Party A’s business development (such as squatting Party A’s trademark, etc.). Otherwise, Party A has the right to unilaterally terminate the labor contract of both parties without giving any compensation. At the same time, Party A has the right to require Party B to pay Party A all the benefits obtained by violating the provisions of this Agreement, and shall be liable for breach of contract in accordance with Article 5 of this Agreement.

3. Party B undertakes that, regardless of the reasons for the termination of the labor contract between the two parties, Party B shall , within the scope of the People’s Republic of China, perform the following obligations within 2 years from the date of Party A’s resignation (the period of non-compete is not more than 2 years) . The following non-compete obligations:

(1) not work (or hold positions) in the same or similar businesses with which Party A operates or in businesses that compete with Party A.

(2) Party B is not allowed to self-operate or assist others to operate the same or similar business as Party A’s business or an enterprise that competes with Party A. The forms of self-operation or assisting others to operate include, but are not limited to: starting in the name of oneself or close relatives, and being the actual investor or controller of the enterprise, or obtaining remuneration from the relevant controlling party although it cannot reflect the name of oneself or close relatives Wait.

(3) Party B shall not directly or indirectly persuade, induce, encourage or otherwise induce the employees of Party A to resign from Party A, and shall not by any means have any adverse effect on the cooperative relationship between Party A and its business partners.

4. Party B shall perform the non-compete obligation stipulated in Article 3 above, and Party A shall pay non- compete allowance with salary on a monthly basis during Party B’s tenure. Party B shall promptly report to Party A its employment situation during the non-compete period as required by Party A, otherwise it shall be deemed as a breach of contract by Party B.

5. If Party B violates any of the stipulations in this agreement, it shall be liable for breach of contract and pay Party A a penalty of three times the monthly salary. If Party B’s breach of contract causes Party A to suffer losses, Party B shall fully compensate Party A for all losses and all expenses (including but not limited to attorney fees, notary fees, etc.) of Party A for realizing the creditor’s rights.

6. Party A has the right to unilaterally terminate the non-compete period in advance.

7. If Party B violates the non-compete agreement, even if it has paid the liquidated damages to Party A, Party A has the right to require Party B to continue to perform the non-compete obligations in accordance with the agreement.

8. The creditor’s rights enjoyed by Party B based on this agreement shall not be transferred.

9. All disputes arising from this agreement shall be under the jurisdiction of the people’s court where Party A is located.

10. This agreement will come into effect after both parties sign or seal it. Any modification of this Agreement must be agreed in writing by both parties.

11. This agreement is made in duplicate, and each party holds one copy.

Party A:		Party B:

Date:	Year month day	Date:	Year month day

Trade Secret Nondisclosure Agreement

Department:
Name:
Date:

Trade Secret Nondisclosure Agreement

Party A: (Enterprise) Shanghai YanGuFang E-commerce Co., Ltd.

Party B: (employee) _________ identification number: _____________

Party B is (or will be) aware of Party A’s business secrets due to performing duties in Party A’s unit. In order to clarify Party B’s confidentiality obligations, Party A and Party B have entered into this confidentiality agreement based on the principles of equality, voluntariness, fairness and good faith.

Both parties confirm that they have reviewed the contents of the agreement in detail before signing this agreement, and have fully understood the legal meaning of the terms of the agreement.

I. Content and scope of confidentiality

Party A and Party B confirm that the scope of Party A’s trade secrets that Party B should undertake to keep confidential includes but is not limited to the following:

1. Technical information: technical solutions, engineering designs, manufacturing methods, formulas, technological processes, technical indicators, computer software, databases, test results, drawings, samples, models, molds, operation manuals, technical documents, business correspondence involving trade secrets and many more.

2. Business information: customer list, marketing plan, purchasing information, pricing policy, financial information not disclosed to the public, purchasing channels, production and sales strategies, etc.

3. Matters that the company undertakes confidentiality obligations in accordance with legal provisions or relevant agreements:

II. Party B’s confidentiality obligations

For the business secrets mentioned in Article 1, Party B shall undertake the following confidentiality obligations:

1. Not to spy on trade secrets unrelated to their own work or their own business;

2. Not to disclose Party A’s business secrets to any third party who does not undertake the obligation of confidentiality;

3. Not to permit (loan, donate, lease, transfer, etc. to dispose of Party A’s trade secrets are all “permissions”) or assist any third party who does not undertake the obligation of confidentiality to use Party A’s trade secrets;

4. If Party B becomes aware that the trade secret has been leaked or the trade secret is leaked by himself/herself, Party B shall take effective measures to prevent the further expansion of the leak, and report himself/herself to Party A in a timely manner.

5. If a non-compete non-disclosure agreement is signed with the former employer before accepting the employment, and failing to inform Party A or deliberately conceal it, shall bear the responsibility for the violation and the labor relationship will automatically terminate.

III. Confidentiality period

Party A and Party B confirm that Party B’s confidentiality obligation begins when Party A takes appropriate confidentiality measures for the trade secrets described in Article 1 of this Agreement and informs Party B the confidential nature of the trade secrets, and ends when the trade secrets are made public. Whether Party B is employed by Party A or not will not affect the obligation of confidentiality.

IV. Liability for breach of contract

Party A and Party B agree:

(1) If Party B fails to perform the confidentiality obligations stipulated in Article 2 of this Agreement, it shall be liable for breach of contract and pay Party A a one-time penalty of RMB. in the Amount of actual loss of Party A Yuan;

(2) If the loss of Party A is caused by the breach of contract mentioned in the preceding paragraph of Party B, Party B shall bear the liability for breach of contract (if the penalty for breach of contract has been paid, it shall be deducted from the amount of the damage);

(3) The compensation for the losses mentioned in the preceding paragraph shall be calculated as follows:

①The amount of compensation for loss is the actual economic loss suffered by Party A due to Party B’s breach of contract. The damage of shall be in the amount of: the product of the total sales volume of Party A’s products reduced due to Party B’s infringement multiplied by the profit of each product.

② If the loss of Party A is difficult to calculate according to the calculation method mentioned in paragraph ①, the amount of compensation for the loss shall be the total profit obtained by Party B due to the breach of contract. The calculation method for damages shall be either the total profit obtained by Party B, which shall be either the product of the total amount of products sold in the market made directly related to the breach of this contract multiplied by the profit for each product; or a reasonable amount not less than Party A’s business secret licensing fee;

③ The reasonable expenses paid by Party A for investigating Party B’s breach of contract shall be included in the amount of damages;

(4) If Party B’s breach of contract infringes on Party A’s trade secret rights, Party A may choose to require Party B to bear the liability for breach of contract in accordance with this Agreement, or to require Party B to undertake tort liability in accordance with relevant national laws and regulations.

V. Dispute Resolution

Disputes arising from the enforcement of this agreement may be settled through negotiation by both parties or jointly entrusted to a third party trusted by both parties to mediate. If the negotiation or mediation fails or one party is unwilling to negotiate or mediate, either party has the right to file a lawsuit. It shall be under the jurisdiction of the people’s court where Party A is located.

VI. Validity and modification of the agreement

This Agreement shall become effective upon signature by both parties (D). Any modification of this Agreement must be agreed in writing by both parties.

Party A: (signature)	Party B: (signature)

year month day	year month day